EZCORP Reports Second Quarter Fiscal Year 2020 Results
Austin, Texas (May 11, 2020) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its second quarter ended March 31, 2020.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.

“These are difficult times for our people, our customers, the communities we are in and for all of us as we try to understand and manage the impacts of the COVID-19 pandemic. We remain focused on the health and safety of our people and customers and ensuring we are there to help them manage their way through this crisis. Given the challenges in this environment, we are pleased to report that EZCORP entered this crisis in a position of strength, with fiscal second quarter revenue ahead of last year, and a strong and growing cash balance that positions us exceptionally to serve our customers’ needs,” said EZCORP Chief Executive Officer Stuart Grimshaw.
HIGHLIGHTS FOR SECOND QUARTER OF FISCAL 2020

•
Total revenues for the quarter were up 4% to $223.3 million, and up 5% on an adjusted basis¹. Revenue growth was driven by strong retail demand during the tax refund season and continuing into March with early impacts of the COVID-19 crisis as customers purchased items for working and schooling from home. This drove an increase in cash from retain sales and a decrease in loan demand. Pawn loans outstanding at the end of the quarter were down 7.5% from the prior-year quarter (4.6% reduction on a constant currency basis). Since the end of March, the decline in loan balances has accelerated and is continuing.

•	Operations expenses declined by 2% to $88.4 million (down 1% to $88.7 million on an adjusted basis) as a result of expense control measures and even though total store count grew by 3%.

•
Income before taxes was $(34.1) million, a decrease of $39.1 million from the prior-year quarter, including a non-cash asset impairment charge of $47.1 million (pre-tax) discussed below. On an adjusted basis income before income taxes was $16.7 million, an increase of 12% from the prior year. Diluted earnings per share was $(0.74), a decrease of $(0.80) from the prior-year quarter. On an adjusted basis, diluted earnings per share was $0.17, a decrease of 15% from the prior year.

•
Second quarter fiscal 2020 results include a non-cash asset impairment charge of $47.1 million (pre-tax), or $0.85 per diluted share, primarily related to impairment of goodwill in our U.S. Pawn and Latin America Pawn reporting units. While the bulk of our stores (93% at March 31, 2020) have remained open, many of our stores in our GPMX countries (Guatemala, El Salvador, Honduras and Peru) have been closed. Prior to the store closures in March, the GPMX business was performing well, with profits before tax ahead of plan.

•
Our cash position remains strong at $193.7 million as of March 31, 2020, up 35% from $143 million at the end of the first quarter. We maintain a flexible debt profile with no restrictive covenants or near-term maturities. Since March 31, 2020 our cash balance has grown to greater than $250 million as loan demand continues to show weakness and retail sales continue to show strength.

•
Ongoing inventory management efforts negatively impacted the merchandise sales margin by approximately 200 basis points to 34%. In the U.S. Pawn segment, adjusted merchandise sales margin was relatively steady at 36.3%, and aged general merchandise dropped 10% to 6.5% of inventory, as inventory turns increased from 1.9x to 2.0x. While stores in Mexico have remained open, the Latin America Pawn segment has been impacted by closures at GPMX, with large portions of Guatemala and Honduras closed, and all stores in El Salvador and Peru closed since March. As of April 30, 2020, 18% of our Guatemala stores and 38% of our Honduras stores remain closed, and all stores in El Salvador and Peru remain closed. Despite our continued focus on opportunities in aged general merchandise, Latin America aged inventory increased to 11% of total inventory on a constant currency basis. In the Latin America Pawn segment, we opened nine stores in the second quarter and expect to open approximately ten additional stores during the remainder of fiscal 2020. The Latin America Pawn store count has increased by 27 net new stores, or 6%, over the last twelve months.

•
Since initiating our stock repurchase program in December 2019, we have repurchased approximately 943,000 shares of Class A Common Stock for $5.2 million. On March 20, 2020, we suspended further repurchases under our program in order to preserve current liquidity due to uncertainties related to the COVID-19 pandemic.

Mr. Grimshaw continued, "In the midst of unprecedented uncertainty and volatility, we are taking the right actions to preserve and enhance our liquidity and position ourselves to emerge positively from this crisis. The health and safety of our team and customers are of paramount importance, and we continue to support our colleagues in every way possible. I am incredibly proud of our amazing team of people. They are dealing with this crisis with strength and are committed to serving our customers, who count on our being there for them every day.
“We are supporting our customers and giving them more choices by introducing innovative and flexible measures to support transactions, highlighted by offering remote loan extensions on our Lana application and the introduction of a convenient curbside pawn offering.
“Stepping back, our results for the fiscal second quarter reinforce the uniqueness and resiliency of our business. Revenues and EBITDA were healthy, driven by strong sales and expense controls, and supported by long-term funding and a strong cash position. Our business provides liquidity and vital financial services to many people, and as such is deemed essential, resulting in virtually all of our stores (93% overall and 98% in the US and Mexico) being open to serve our customers.
“Strong retail demand in the U.S. and Latin America has continued into April as a result of government stimulus funding programs. These programs have also resulted in a lower loan demand, and heightened repayments, than we would typically experience at this time of year, consistent with what is being seen across the industry. Looking ahead, our recession-resilient business remains positioned to perform as loan demand returns. While the timing of the rebound in loan demand remains uncertain, we are seeing a more challenging economic backdrop both here and across Latin America, which we believe will lead to accelerating demand for pawn loans over time.
“Additionally, we are leveraging our differentiated point of sale system to optimize lending decisions, inventory management, customer experience, and ultimately drive higher returns on assets. The future remains difficult to predict; however, we believe we have positioned the company well to successfully navigate our way through this crisis. In the immediate period, we will continue to focus on the health and safety of both our employees and our customers and finding new and innovative ways to satisfy our customers’ needs.”
CONSOLIDATED RESULTS

Three Months Ended March 31
in millions, except per share amounts

	As Reported		Adjusted[1]
	2020	2019	2020	2019

Total Revenues	$223.3	$214.7	$224.4	$213.6
Net Revenues	$127.4	$127.7	$127.9	$127.7
(Loss) Income from Continuing Operations, Before Tax	$(34.1)	$5.0	$16.7	$14.9
Net (Loss) Income from Continuing Operations	$(40.9)	$2.7	$9.3	$10.3
Diluted Earnings Per Share from Continuing Operations	$(0.74)	$0.06	$0.17	$0.19
Adjusted EBITDA[1]	$(21.4)	$17.6	$26.1	$22.9

•
Total revenues grew 4% to $223.3 million. PSC was down 2% to $80.2 million largely reflecting lower average PLO for the quarter. On an adjusted basis, PSC was flat in spite of a lower average PLO balance for the quarter due to a reduction in new loans made in the second half of March attributable to the early impacts of COVID-19. Since the end of March, demand for new loans remains weak, which will be reflected in declining PSC in future periods.

•	Merchandise sales grew 7% and scrap sales were up 14%.

•
Net revenues were flat versus the prior-year quarter at $127.4 million. Consolidated merchandise sales gross profit increased 1% to $44.1 million, with a 7% increase in merchandise sales offset by higher cost of goods sold. Ongoing efforts to optimize inventory impacted merchandise margins, down approximately 200 basis points to 34%.

•
Consolidated operations expenses decreased 2%. Total store count increased 3%, consisting of a net 29 stores acquired or opened since the end of the prior-year quarter. Administrative expense decreased 2% to $14.6 million.

•
Gross interest expense decreased $2.7 million reflecting the June 2019 repayment of $195.0 million of cash convertible debt. Gross interest income decreased $2.2 million due to collections on notes receivable since the prior-year period.

•
Second quarter fiscal 2020 results include a pre-tax asset impairment charge of $47.1 million, or $0.85 per diluted share, primarily related to impairment of goodwill in our U.S. Pawn and Latin America reporting units.

SEGMENT RESULTS
U.S. Pawn

•	Total revenue was up 4.5% reflecting 6% growth in merchandise sales.

•
PSC remained flat on a year-over-year basis, as a higher yield was offset by a lower average PLO balance for the quarter. PLO per store ended the period at $238,000, down 12% compared to the average of $271,000 for the prior-year period, due to a reduction in new loans made in the second half of March attributable to the early impacts of COVID-19.

•
Merchandise margins declined from 36.9% a year ago to 36.3%, as we continued to focus on inventory management. Aged inventory was down to 6.5% from 7.2% in the prior year. Jewelry scrapping gross profit increased 38%, with related margins up 220 basis points to 19.2% on higher gold prices.

•
Net revenues increased 2% to $100.8 million, while segment contribution decreased 28% to $20.4 million primarily as a result of a $10.0 million goodwill asset impairment charge. Excluding that impairment charge, segment contribution increased $1.9 million, or 7.0%, to $30.4 million.

•
EBITDA was $33.1 million, a increase of $1.7 million or 5.4% from the prior-year quarter, with the margin expanding by approximately 110 basis points to 32.9%. Adjusted EBITDA was up 5% year-over-year, reflecting higher merchandise sales gross profits, with merchandise sales up 6% versus the prior-year quarter.

Latin America Pawn

•
Net revenues decreased 8% to $25.8 million (down 6% to $26.3 million on a constant currency basis) largely reflecting lower PSC and merchandise gross profits due in part to COVID-19 related closures in Latin America.

•
PSC decreased 7% to $18.5 million (down 6% to $18.9 million on a constant currency basis), PSC revenue was flat year-over-year, as a higher average PLO balance for the quarter was offset by a lower yield, reflecting reduced activity and limited originations.

•
Ending PLO decreased 11% to $38.1 million (up 1% to $43.2 million on a constant currency basis). Same-store PLO was down 0.5%, largely reflecting continuing social welfare programs in Mexico as well as the impact of COVID-19-driven headwinds.

•
Merchandise sales growth remained strong, up 11%, to $27.4 million (14% or $28.0 million on a constant currency basis). Merchandise margins declined to 25.2% reflecting ongoing efforts to reduce aged inventory.

•	Operations expense remained relatively flat, up 1% to $18.5 million compared to prior-year quarter.

•	Latin America Pawn added nine de novo stores in the quarter. New store openings typically pressure earnings in the short term as they ramp up but drive higher profitability over time.

•
Segment loss decreased to $(30.1) million from $9.5 million in the prior year quarter. Excluding the goodwill and intangible asset impairment of $35.9 million recorded in the current quarter, segment contribution decreased $3.7 million, or 39%, to $5.8 million (44% on a constant currency basis) primarily reflecting lower PSC revenues and merchandise gross profits. Latin America Pawn results and the impairment charge reflect the impact of COVID-19, including a significant decline in pawn loan balances due to changes in typical customer behavior and mandated store closures at GPMX, with large portions of Guatemala and Honduras closed, and our stores in El Salvador and Peru completely closed since March. The decline in pawn loan balances has continued into April. As of April 30, 2020, 18%

of our Guatemala stores and 38% of our Honduras stores remain closed, and our stores in El Salvador and Peru remain closed.
CONFERENCE CALL
EZCORP will host a conference call on Tuesday, May 12, 2020, at 7:00 am Central Time to discuss second quarter results. Analysts and institutional investors may participate on the conference call by dialing (833) 579-0921, Conference ID: 4169917, or internationally by dialing (778) 560-2579. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1Adjusted basis, which is a non-GAAP measure, excludes certain items.“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$129,830	$121,260	$256,558	$242,284
Jewelry scrapping sales	11,878	10,380	21,406	19,661
Pawn service charges	80,222	81,799	164,947	165,318
Other revenues	1,353	1,291	2,807	3,162
Total revenues	223,283	214,730	445,718	430,425
Merchandise cost of goods sold	85,776	77,800	169,852	154,912
Jewelry scrapping cost of goods sold	9,617	8,833	17,371	16,883
Other cost of revenues	525	407	1,061	891
Net revenues	127,365	127,690	257,434	257,739
Operating expenses:
Operations	88,372	89,766	178,997	180,642
Administrative	14,620	14,964	32,109	28,129
Impairment of goodwill and intangible assets	47,060	—	47,060	—
Depreciation and amortization	7,762	7,012	15,495	13,860
Loss (gain) on sale or disposal of assets and other	261	(823)	1,005	3,619
Total operating expenses	158,075	110,919	274,666	226,250
Operating (loss) income	(30,710)	16,771	(17,232)	31,489
Interest expense	5,881	8,589	11,210	17,380
Interest income	(941)	(3,126)	(1,784)	(6,465)
Equity in net (income) loss of unconsolidated affiliates	(1,184)	(431)	4,713	688
Impairment of investment in unconsolidated affiliates	—	6,451	—	19,725
Other (income) expense	(361)	269	(290)	(117)
(Loss) income from continuing operations before income taxes	(34,105)	5,019	(31,081)	278
Income tax expense	6,749	2,360	8,508	1,279
(Loss) income from continuing operations, net of tax	(40,854)	2,659	(39,589)	(1,001)
Loss from discontinued operations, net of tax	(20)	(18)	(47)	(201)
Net (loss) income	(40,874)	2,641	(39,636)	(1,202)
Net loss attributable to noncontrolling interest	—	(753)	—	(1,230)
Net (loss) income attributable to EZCORP, Inc.	$(40,874)	$3,394	$(39,636)	$28

Basic (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.74)	$0.06	$(0.71)	$—
Diluted (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.74)	$0.06	$(0.71)	$—

Weighted-average basic shares outstanding	55,448	55,445	55,557	55,236
Weighted-average diluted shares outstanding	55,522	55,463	55,608	55,247

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	March 31, 2020	March 31, 2019	September 30, 2019

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$193,729	$347,786	$157,567
Restricted cash	4,000	—	4,875
Pawn loans	160,179	173,138	199,058
Pawn service charges receivable, net	27,304	27,097	31,802
Inventory, net	173,251	173,348	179,355
Notes receivable, net	3,728	23,450	7,182
Prepaid expenses and other current assets	23,629	32,984	25,921
Total current assets	585,820	777,803	605,760
Investments in unconsolidated affiliates	27,993	29,387	34,516
Property and equipment, net	58,787	67,518	67,357
Lease right-of-use asset	206,839	—	—
Goodwill	257,222	296,881	300,527
Intangible assets, net	64,043	58,503	68,044
Notes receivable, net	1,132	8,509	1,117
Deferred tax asset, net	6,251	10,119	1,998
Other assets	5,045	4,395	4,383
Total assets	$1,213,132	$1,253,115	$1,083,702

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$267	$192,901	$214
Accounts payable, accrued expenses and other current liabilities	53,152	58,696	77,957
Customer layaway deposits	13,060	13,564	12,915
Lease liability	44,076	—	—
Total current liabilities	110,555	265,161	91,086
Long-term debt, net	244,288	232,733	238,380
Deferred tax liability, net	2,540	9,012	1,985
Lease liability	171,006	—	—
Other long-term liabilities	7,190	6,450	7,302
Total liabilities	535,579	513,356	338,753
Commitments and contingencies (Note 10)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,097,590 as of March 31, 2020; 52,475,070 as of March 31, 2019; and 52,565,064 as of September 30, 2019	521	524	526
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	406,171	402,505	407,628
Retained earnings	347,004	386,650	389,163
Accumulated other comprehensive loss	(76,173)	(49,950)	(52,398)
Total equity	677,553	739,759	744,949
Total liabilities and equity	$1,213,132	$1,253,115	$1,083,702

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2020	2019

	(Unaudited)
	(in thousands)
Operating activities:
Net loss	$(39,636)	$(1,202)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	15,495	13,860
Amortization of debt discount and deferred financing costs	6,493	11,225
Amortization of lease right-of-use asset	22,752	—
Accretion of notes receivable discount and deferred compensation fee	(546)	(2,492)
Deferred income taxes	(3,698)	358
Impairment of goodwill and intangible assets	47,060	—
Impairment of investment in unconsolidated affiliate	—	19,725
Other adjustments	1,810	1,265
Reserve on jewelry scrap receivable	—	3,646
Stock compensation expense	2,722	4,697
Loss from investment in unconsolidated affiliates	4,713	688
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	4,027	3,797
Inventory	(1,281)	421
Prepaid expenses, other current assets and other assets	(2,791)	(3,590)
Accounts payable, accrued expenses and other liabilities	(37,799)	(409)
Customer layaway deposits	538	1,810
Income taxes	1,412	(3,176)
Net cash provided by operating activities	21,271	50,623
Investing activities:
Loans made	(351,050)	(353,537)
Loans repaid	229,054	225,695
Recovery of pawn loan principal through sale of forfeited collateral	158,792	142,656
Additions to property and equipment, net	(12,160)	(13,863)
Acquisitions, net of cash acquired	—	(627)
Principal collections on notes receivable	4,000	14,591
Net cash provided by investing activities	28,636	14,915
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,458)	(3,288)
Payout of deferred consideration	(175)	—
Proceeds from borrowings, net of issuance costs	(109)	1,066
Payments on borrowings	(355)	(509)
Repurchase of common stock	(5,159)	—
Net cash used in financing activities	(7,256)	(2,731)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(7,364)	(599)
Net increase in cash, cash equivalents and restricted cash	35,287	62,208
Cash, cash equivalents and restricted cash at beginning of period	162,442	285,578
Cash, cash equivalents and restricted cash at end of period	$197,729	$347,786

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$156,468	$151,211

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended March 31, 2020
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$102,447	$27,383	$—	$—	$129,830	$—	$129,830
Jewelry scrapping sales	9,659	2,219	—	—	11,878	—	11,878
Pawn service charges	61,700	18,522	—	—	80,222	—	80,222
Other revenues	31	25	3	1,294	1,353	—	1,353
Total revenues	173,837	48,149	3	1,294	223,283	—	223,283
Merchandise cost of goods sold	65,286	20,490	—	—	85,776	—	85,776
Jewelry scrapping cost of goods sold	7,800	1,817	—	—	9,617	—	9,617
Other cost of revenues	—	37	—	488	525	—	525
Net revenues	100,751	25,805	3	806	127,365	—	127,365
Segment and corporate expenses (income):
Operations	67,619	18,469	724	1,560	88,372	—	88,372
Administrative	—	—	—	—	—	14,620	14,620
Depreciation and amortization	2,711	1,940	377	23	5,051	2,711	7,762
Loss (gain) on sale or disposal of assets and other	—	(123)	—	—	(123)	384	261
Interest expense	—	402	—	154	556	5,325	5,881
Interest income	—	(369)	—	—	(369)	(572)	(941)
Equity in net income of unconsolidated affiliates	—	—	—	(1,184)	(1,184)	—	(1,184)
Impairment of goodwill and intangible assets	10,000	35,936	—	1,124	47,060	—	47,060
Other (income) expense	—	(309)	—	20	(289)	(72)	(361)
Segment contribution (loss)	$20,421	$(30,141)	$(1,098)	$(891)	$(11,709)
Loss from continuing operations before income taxes					$(11,709)	$(22,396)	$(34,105)

	Three Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$96,632	$24,628	$—	$—	$121,260	$—	$121,260
Jewelry scrapping sales	7,916	2,464	—	—	10,380	—	10,380
Pawn service charges	61,798	20,001	—	—	81,799	—	81,799
Other revenues	43	25	—	1,223	1,291	—	1,291
Total revenues	166,389	47,118	—	1,223	214,730	—	214,730
Merchandise cost of goods sold	60,928	16,872	—	—	77,800	—	77,800
Jewelry scrapping cost of goods sold	6,571	2,262	—	—	8,833	—	8,833
Other cost of revenues	—	—	—	407	407	—	407
Net revenues	98,890	27,984	—	816	127,690	—	127,690
Segment and corporate expenses (income):
Operations	67,475	18,223	1,523	2,545	89,766	—	89,766
Administrative	—	—	—	—	—	14,964	14,964
Depreciation and amortization	2,982	1,495	—	77	4,554	2,458	7,012
(Gain) loss on sale or disposal of assets and other	(1)	(838)	—	16	(823)	—	(823)
Interest expense	—	50	—	132	182	8,407	8,589
Interest income	—	(431)	—	—	(431)	(2,695)	(3,126)
Equity in net income of unconsolidated affiliates	—	—	—	(431)	(431)	—	(431)
Impairment of investment in unconsolidated affiliates	—	—	—	6,451	6,451	—	6,451
Other expense (income)	—	29	—	262	291	(22)	269
Segment contribution (loss)	$28,434	$9,456	$(1,523)	$(8,236)	$28,131
Income from continuing operations before income taxes					$28,131	$(23,112)	$5,019

	Six Months Ended March 31, 2020
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$197,801	$58,757	$—	$—	$256,558	$—	$256,558
Jewelry scrapping sales	15,776	5,630	—	—	21,406	—	21,406
Pawn service charges	125,790	39,157	—	—	164,947	—	164,947
Other revenues	67	50	4	2,686	2,807	—	2,807
Total revenues	339,434	103,594	4	2,686	445,718	—	445,718
Merchandise cost of goods sold	126,650	43,202	—	—	169,852	—	169,852
Jewelry scrapping cost of goods sold	12,555	4,816	—	—	17,371	—	17,371
Other cost of revenues	—	37	—	1,024	1,061	—	1,061
Net revenues	200,229	55,539	4	1,662	257,434	—	257,434
Segment and corporate expenses (income):
Operations	135,678	38,452	2,074	2,793	178,997	—	178,997
Administrative	—	—	—	—	—	32,109	32,109
Depreciation and amortization	5,576	3,829	389	57	9,851	5,644	15,495
Loss (gain) on sale or disposal of assets and other	—	(95)	—	—	(95)	1,100	1,005
Interest expense	—	430	(36)	324	718	10,492	11,210
Interest income	—	(757)	—	—	(757)	(1,027)	(1,784)
Equity in net loss of unconsolidated affiliates	—	—	—	4,713	4,713	—	4,713
Impairment of goodwill and intangible assets	10,000	35,936	1,124	—	47,060	—	47,060
Other (income) expense	—	(242)	—	19	(223)	(67)	(290)
Segment contribution (loss)	$48,975	$(22,014)	$(3,547)	$(6,244)	$17,170
Income (loss) from continuing operations before income taxes					$17,170	$(48,251)	$(31,081)

	Six Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$191,735	$50,549	$—	$—	$242,284	$—	$242,284
Jewelry scrapping sales	14,468	5,193	—	—	19,661	—	19,661
Pawn service charges	126,023	39,295	—	—	165,318	—	165,318
Other revenues	91	67	—	3,004	3,162	—	3,162
Total revenues	332,317	95,104	—	3,004	430,425	—	430,425
Merchandise cost of goods sold	120,076	34,836	—	—	154,912	—	154,912
Jewelry scrapping cost of goods sold	12,081	4,802	—	—	16,883	—	16,883
Other cost of revenues	—	—	—	891	891	—	891
Net revenues	200,160	55,466	—	2,113	257,739	—	257,739
Segment and corporate expenses (income):
Operations	135,435	36,419	3,613	5,175	180,642	—	180,642
Administrative	—	—	—	—	—	28,129	28,129
Depreciation and amortization	6,017	2,917	—	118	9,052	4,808	13,860
Loss on sale or disposal of assets and other	2,852	751	—	16	3,619	—	3,619
Interest expense	—	79	—	204	283	17,097	17,380
Interest income	—	(850)	—	—	(850)	(5,615)	(6,465)
Equity in net loss of unconsolidated affiliates	—	—	—	688	688	—	688
Impairment of investment in unconsolidated affiliates	—	—	—	19,725	19,725	—	19,725
Other (income) expense	—	(97)	—	284	187	(304)	(117)
Segment contribution (loss)	$55,856	$16,247	$(3,613)	$(24,097)	$44,393
Income from continuing operations before income taxes					$44,393	$(44,115)	$278
EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of December 31, 2019	512	484	22	1,018
New locations opened	—	9	—	9
As of March 31, 2020	512	493	22	1,027

	Three Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of December 31, 2018	508	462	27	997
New locations opened	—	4	—	4
Locations sold, combined or closed	—	—	(3)	(3)
As of March 31, 2019	508	466	24	998

	Six Months Ended March 31, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2019	512	480	22	1,014
New locations opened	—	13	—	13
As of March 31, 2020	512	493	22	1,027

	Six Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	8	—	8
Locations acquired	—	5	—	5
Locations sold, combined or closed	—	—	(3)	(3)
As of March 31, 2019	508	466	24	998
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzals and other Latin American currencies. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019	2020	2019

Mexican peso	23.8	19.4	20.0	19.2	19.6	19.5
Guatemalan quetzal	7.6	7.6	7.5	7.6	7.5	7.6
Honduran lempira	24.4	24.3	24.3	24.2	24.3	24.1
Peruvian sol	3.4	3.3	3.4	3.3	3.3	3.3

Miscellaneous Non-GAAP Financial Measures

	2020 Q2	2019 Q2

	(in millions)
Net income	$(40.9)	$2.6
Loss from discontinued operations, net of tax	—	—
Interest expense	5.9	8.6
Interest income	(0.9)	(3.1)
Income tax expense	6.7	2.4
Depreciation and amortization	7.8	7.0
Adjusted EBITDA	$(21.4)	$17.6

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2020 Q2 reported	$(34.1)	$(6.8)	$(40.9)	$(21.4)	$(0.74)
Termination of non-core software project	0.5	(0.1)	0.4	0.5	0.01
Lobbying expense	0.2	—	0.2	0.2	—
Currency exchange rate fluctuations	(0.3)	—	(0.3)	(0.3)	(0.01)
Non-recurring tax expense	—	1.9	1.9	—	0.03
Non-cash net interest expense	3.3	(0.7)	2.6	—	0.05
Impairment of goodwill and intangible assets	$47.1	$(1.7)	$45.4	$47.1	$0.83
2020 Q2 adjusted	$16.7	$(7.4)	$9.3	$26.1	$0.17

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2019 Q2 reported	$5.0	$(2.3)	$2.7	$17.6	$0.06
Acquisition costs	0.1	—	0.1	0.1	—
Impairment on CCV investment	6.5	(1.5)	5.0	6.5	0.09
Adjustment for Republic Metals Corporation reserve	(0.8)	0.2	(0.6)	(0.8)	(0.01)
Deconsolidation of previously consolidated subsidiary	0.3	(0.1)	0.2	0.3	—
Settlement of GPMX PSC-related indemnification claim	(1.1)	0.3	(0.8)	(1.1)	(0.01)
Non-cash net interest expense	4.5	(1.1)	3.4	—	0.06
Board of director search fees	0.4	(0.1)	0.3	0.4	0.01
2019 Q2 adjusted*	$14.9	$(4.6)	$10.3	$23.0	$0.20
* During the first quarter of fiscal 2020, we revised the financial information our chief operating decision maker (currently our chief executive officer) reviews for operational decision-making purposes to include the separate financial results of our Lana business. Our historical segment results have been recast to conform to current presentation including the removal of discretionary strategic investment in digital platform costs in historically adjusted results. We additionally recast certain other adjustments to conform to restated historical results.

2020 Q2:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue (three months ended March 31, 2020)	$223.3	4%
Currency exchange rate fluctuations	1.1
Constant currency consolidated revenue (three months ended March 31, 2020)	$224.4	5%

Consolidated net revenue (three months ended March 31, 2020)	$127.4	—%
Currency exchange rate fluctuations	0.5
Constant currency consolidated net revenue (three months ended March 31, 2020)	$127.9	—%

Latin America Pawn net revenue (three months ended March 31, 2020)	$25.8	(8)%
Currency exchange rate fluctuations	0.5
Constant currency Latin America Pawn net revenue (three months ended March 31, 2020)	$26.3	(6)%

Latin America Pawn PLO	$38.1	(11)%
Currency exchange rate fluctuations	5.0
Constant currency Latin America Pawn PLO	$43.1	1%

Latin America Pawn PSC revenues (three months ended March 31, 2020)	$18.5	(7)%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn PSC revenues (three months ended March 31, 2020)	$18.9	(6)%

Latin America Pawn merchandise sales (three months ended March 31, 2020)	$27.4	11%
Currency exchange rate fluctuations	0.6
Constant currency Latin America Pawn merchandise sales (three months ended March 31, 2020)	$28.0	14%

Latin America Pawn segment profit before tax (three months ended March 31, 2020)	$(30.1)	(419)%
Currency exchange rate fluctuations	(1.6)
Constant currency Latin America Pawn segment profit before tax (three months ended March 31, 2020)	$(31.7)	(436)%